PRESS RELEASE CONTACT: V2X, Inc. Mike Smith, CFA 719-637-5773 michael.smith@vectrus.com V2X Announces Fourth Quarter and Full-Year 2022 Results On July 5, 2022 (“Closing Date”), Vectrus, Inc. (“Vectrus”) completed its merger (“the Merger”) with Vertex Aerospace Services Holding Corp. (“Vertex”), thereby forming V2X, Inc. Fourth quarter “reported results” reflect the contributions of Vectrus and Vertex from October 1, 2022, through December 31, 2022. Full year 2022 “reported results” reflect the contributions of Vectrus from January 1, 2022, through December 31, 2022, and Vertex from the Closing Date through December 31, 2022, unless otherwise noted. Comparisons to historical periods are relative to legacy Vectrus results, unless otherwise noted. Fourth Quarter 2022 Highlights: • Revenue of $978.2 million, up 20% y/y on a pro forma basis • Grew INDOPACOM revenue sevenfold as presence and footprint continues to expand • Recently awarded two key contracts with Space Command and a National Security client • Reported operating income of $31.0 million; adjusted operating income1 of $74.5 million • Adjusted EBITDA1 of $79.3 million with a margin1 of 8.1% • Diluted EPS of ($0.35); adjusted diluted EPS1 of $0.92 • Repaid $25.0 million of debt and in February 2023 executed a more efficient credit facility with substantial interest savings and improved liquidity 2023 Guidance: • Establishing full-year 2023 guidance with revenue growth of 5% and adjusted EBITDA1 growth of 8% at the mid-point MCLEAN, Va., March 2, 2023 — V2X, Inc. (NYSE:VVX) announced fourth quarter and full-year 2022 financial results. “This was a very successful year, achieving several milestones, including the completion of the merger with Vertex and making significant progress on the integration while driving strong results with high quality uninterrupted service and support to our clients,” said Chuck Prow, President and Chief Executive Officer of V2X. “Our teams came together seamlessly, demonstrating agility and outstanding performance, delivering 9% pro forma revenue growth for the full year. Importantly, current demand and leading indicators for our business remain strong with a substantial backlog of over $12 billion and close to 4.5 years of future revenue already under contract for our top ten programs. With our enhanced and differentiated capabilities, we are providing increased innovation and technology to our clients’ complex mission requirements and believe we have meaningful opportunity for future growth with our expanded addressable market of approximately $160 billion dollars.” Exhibit 99.1

Mr. Prow continued, “We capped off the year with 20% year-over-year pro forma revenue growth in the fourth quarter, driven by new business wins, successful recompetes, and continued expansion on our core programs. Importantly, we demonstrated significant growth in the Pacific or INDOPACOM, as our presence and footprint expands to support increasing mission requirements. Our momentum is continuing this year, and in January 2023 we were awarded a strategically important five-year recompete contract valued at over $90 million with a National Security client. I’d like to thank our team for their exceptional performance and dedication, which has resulted in significant growth with this client over the past several years. Adjusted EBITDA margin1 was 8.1%, due to favorable program performance, strong execution, and the acceleration of program productivity that was expected in 2023. Our integration related activities continue to progress, and we were successful in delivering our expected cost synergies for the quarter. We remain on track to achieve our integration milestones and previously communicated cost synergies.” Mr. Prow concluded, “The significant momentum in our business, a robust backlog exceeding $12 billion, and limited recompete risk, provides solid visibility that we believe should drive revenue growth of approximately 5% at the mid-point in 2023. Importantly, over 90% of 2023 revenue is expected to be generated from existing contracts. Furthermore, recompetes are expected to comprise only 2% of revenue. In 2023, we remain focused on delivering on our strategy to drive growth and value creation by providing converged solutions that fuse the digital and physical aspects of our clients' missions. We have much to be excited about and will continue to execute our strategic framework to: Expand the Base, Capture New Markets, Deliver with Excellence, and Enhance Culture.” Fourth Quarter 2022 Results • Revenue of $978.2 million, up 20% y/y on a pro forma basis • Operating income of $31.0 million, including merger and integration related costs of $23.4 million and amortization of acquired intangible assets of $20.1 million • Adjusted operating income1 of $74.5 million • Adjusted EBITDA1 of $79.3 million with an 8.1% adjusted EBITDA margin1 • Diluted EPS of ($0.35) including merger and integration related costs • Adjusted diluted EPS1 of $0.92 • Net debt as of December 31, 2022, of $1,221 million, representing an $87 million decrease from the Merger closing on July 5, 2022 • The Company was undrawn on its revolver as of December 31, 2022 • Total backlog as of December 31, 2022, of $12.3 billion “Our fourth quarter financial results were strong and provide great traction for V2X leading into 2023,” said Susan Lynch, Senior Vice President and Chief Financial Officer. “Pro forma revenue increased 20% year-over-year to $978.2 million. Revenue growth was driven by continued expansion in INDOPACOM and on LOGCAP, volume associated with rapid response efforts in Europe, and growth associated with new programs including Fort Benning, E-6B, Advanced Helicopter Training System, Navy Test Wing Atlantic, and Global Strike programs.

Notably, revenue from INDOPACOM increased sevenfold year-over-year to $54.4 million, reflecting our additional work throughout the region, including Kwajalein and the Philippines.” Ms. Lynch continued, “In the fourth quarter, V2X leveraged its solid cash position to repay $25 million of its second lien term loan. Importantly, our strong fundamentals and visibility have allowed V2X to significantly improve its capital structure by refinancing portions of its debt into a lower cost, pro rata credit facility. This new, five-year $750 million credit facility is expected to generate substantial interest expense savings and drive value for our shareholders. At the end of the fourth quarter, our net consolidated indebtedness to EBITDA1 (net leverage ratio) was 3.7x, a 0.3x improvement from Merger close. We have been able to reduce our leverage in line with plan and anticipate that our leverage ratio will show further improvement in 2023.” Full-Year 2022 Results Full-year revenue was $2.891 billion and pro forma revenue was $3.670 billion, up 8.8% pro forma year-on-year. The Company reported full-year operating income of $55.8 million and adjusted operating income1 of $187.5 million. Full-year EBITDA1 was $201.0 million with a margin of 7.0%. Full year pro forma Adjusted EBITDA1 was $278.0 million with a margin of 7.6%. Full-year diluted EPS was ($0.68), due primarily to Merger and integration related costs, amortization of acquired intangible assets and interest expense. Adjusted diluted EPS1 for 2022 was $4.60. Cash provided by operating activities for the year was $93.5 million, compared to $61.3 million in 2021 for legacy Vectrus. Pro forma adjusted operating cash flow for the year was $85.8 million and excludes $62 million of Merger related payments and $8 million of repayments tied to the CARES Act. Lynch continued, “Our ability to generate strong cash flow with low capital intensity is an important attribute of our business.” During the second half of the year, V2X lowered its net debt balance by $87 million resulting in an ending balance of $1,220.7 million. Cash at year-end was $116.1 million up from $38.5 million at the end of 2021. Total backlog as of December 31, 2022 was $12.3 billion and funded backlog was $2.6 billion. The trailing twelve- month book-to-bill was 1.3x. 2023 Guidance Ms. Lynch concluded, “Based on our expected continued strong demand trends and operational execution, we are setting the mid-point of our guidance for revenue at $3.850 billion, representing approximately 5% pro forma growth and Adjusted EBITDA1 of $300 million, representing 8% pro forma growth.” Guidance for 2023 is as follows:

$ millions, except for per share amounts 2023 Guidance 2023 Mid-Point Revenue $3,800 to $3,900 $3,850 Adjusted EBITDA1 $290 to $310 $300 Adjusted Diluted Earnings Per Share1 $3.80 to $4.30 $4.05 Adjusted Net Cash Provided by Operating Activities1 $115.0 to $135.0 $125.0 Forward-looking statements are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below. Fourth Quarter 2022 Conference Call Management will conduct a conference call with analysts and investors at 4:30 p.m. ET on Thursday, March 2, 2023. U.S.-based participants may dial in to the conference call at 877-506-6380, while international participants may dial 412-542-4198. A live webcast of the conference call as well as an accompanying slide presentation will be available here: https://app.webinar.net/EZQ7LMALNPo A replay of the conference call will be posted on the V2X website shortly after completion of the call and will be available for one year. A telephonic replay will also be available through March 16, 2023, at 844-512-2921 (domestic) or 412-317-6671 (international) with passcode 10174938. Presentation slides that will be used in conjunction with the conference call will also be made available online in advance at https://investors.vectrus.com/. V2X recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under the U.S. Securities and Exchange Commission (“SEC”) Regulation FD. Footnotes: 1 See "Key Performance Indicators and Non-GAAP Financial Measures" for descriptions and reconciliations. About V2X V2X is a leading provider of critical mission solutions and support to defense clients globally, formed by the 2022 Merger of Vectrus and Vertex to build on more than 120 combined years of successful mission support. The Company delivers a comprehensive suite of integrated solutions across the operations and logistics, aerospace, training and technology markets to national security, defense, civilian and international clients. Our global team of approximately 14,000 employees brings innovation to every point in the mission lifecycle, from preparation, to operations, to sustainment, as it tackles the most complex challenges with agility, grit, and dedication.

Safe Harbor Statement Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, all the statements and items listed under "2023 Guidance" above and other assumptions contained therein for purposes of such guidance, other statements about our 2023 performance outlook, revenue, contract opportunities, and any discussion of future operating or financial performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “could,” “potential,” “continue” or similar terminology. These statements are based on the beliefs and assumptions of the management of the Company based on information currently available to management. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside our management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and our present expectations or projections. For a discussion of some of the risks and uncertainties that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

V2X, INC. CONSOLIDATED STATEMENTS OF (LOSS) INCOME Year Ended December 31, (In thousands, except per share data) 2022 2021 2020 Revenue $ 2,890,860 $ 1,783,665 $ 1,395,529 Cost of revenue 2,595,848 1,623,245 1,271,375 Selling, general and administrative expenses 239,241 98,400 80,679 Operating income 55,771 62,020 43,475 Interest expense, net (61,879) (7,985) (4,793) (Loss) income from operations before income taxes (6,108) 54,035 38,682 Income tax expense 8,222 8,307 1,731 Net (loss) income $ (14,330) $ 45,728 $ 36,951 (Loss) earnings per share Basic $ (0.68) $ 3.91 $ 3.19 Diluted $ (0.68) $ 3.86 $ 3.14 Weighted average common shares outstanding – basic 20,996 11,705 11,599 Weighted average common shares outstanding – diluted 20,996 11,836 11,751

V2X, INC. CONSOLIDATED BALANCE SHEETS December 31, (In thousands, except per share data) 2022 2021 Assets Current assets Cash and cash equivalents $ 116,067 $ 38,513 Receivables 728,582 348,605 Prepaid expenses 74,234 21,160 Other current assets 13,049 15,062 Total current assets 931,932 423,340 Property, plant, and equipment, net 78,715 23,758 Goodwill 1,653,822 321,734 Intangible assets, net 497,951 66,582 Right-of-use assets 52,825 43,651 Other non-current assets 17,858 10,394 Total non-current assets 2,301,171 466,119 Total Assets $ 3,233,103 $ 889,459 Liabilities and Shareholders' Equity Current liabilities Accounts payable $ 406,706 $ 212,533 Compensation and other employee benefits 168,038 80,284 Short-term debt 11,850 10,400 Other accrued liabilities 196,538 55,031 Total current liabilities 783,132 358,248 Long-term debt, net 1,262,811 94,246 Deferred tax liabilities 15,813 32,214 Operating lease liabilities 41,083 34,536 Other non-current liabilities 133,185 20,128 Total non-current liabilities 1,452,892 181,124 Total liabilities 2,236,024 539,372 Commitments and contingencies (Note 15) Shareholders' Equity Preferred stock; $0.01 par value; 10,000 shares authorized; No shares issued and outstanding — — Common stock; $0.01 par value; 100,000 shares authorized; 30,470 and 11,738 shares issued and outstanding as of December 31, 2022 and 2021, respectively 305 117 Additional paid in capital 748,877 88,116 Retained earnings 253,424 267,754 Accumulated other comprehensive loss (5,527) (5,900) Total shareholders' equity 997,079 350,087 Total Liabilities and Shareholders' Equity $ 3,233,103 $ 889,459

V2X, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS Year Ended December 31, (In thousands) 2022 2021 2020 Operating activities Net (loss) income $ (14,330) $ 45,728 $ 36,951 Adjustments to reconcile net (loss) income to net cash provided by operating activities: Depreciation expense 13,472 6,526 4,097 Amortization of intangible assets 48,643 10,028 4,029 Loss (gain) on disposal of property, plant, and equipment 59 65 (14) Stock-based compensation 32,736 8,331 9,445 Amortization of debt issuance costs 7,805 912 386 Gain on disposition of business (2,082) — — Changes in assets and liabilities: Receivables (52,311) (36,376) 1,000 Prepaid expenses (3,971) (5,178) (3,588) Other assets 15,333 (7,667) (3,644) Accounts payable 71,837 56,985 (2,680) Deferred taxes (15,554) (7,280) (10,665) Compensation and other employee benefits 42,878 1,133 12,004 Other liabilities (51,020) (11,868) 16,760 Net cash provided by operating activities 93,495 61,339 64,081 Investing activities Purchases of capital assets and intangibles (12,425) (9,776) (4,500) Proceeds from the disposition of assets 9 16 84 Acquisition of business, net of cash acquired 193,677 262 (133,609) Disposition of business (5,303) — — Distributions from (contributions to) joint venture — (3,145) — Net cash provided by (used in) investing activities 175,958 (12,643) (138,025) Financing activities Repayments of long-term debt (108,400) (8,600) (6,500) Proceeds from revolver 392,000 529,000 314,000 Repayments of revolver (472,925) (594,000) (199,000) Proceeds from exercise of stock options 408 379 59 Payment of debt issuance costs (2,325) (17) (830) Payments of employee withholding taxes on share-based compensation (1,994) (2,347) (1,955) Net cash (used in) provided by financing activities (193,236) (75,585) 105,774 Exchange rate effect on cash 1,337 (3,325) 1,579 Net change in cash, cash equivalents and restricted cash 77,554 (30,214) 33,409 Cash, cash equivalents and restricted cash – beginning of year 38,513 68,727 35,318 Cash, cash equivalents and restricted cash – end of year $ 116,067 $ 38,513 $ 68,727 Supplemental Disclosure of Cash Flow Information: Interest paid $ 54,267 $ 5,801 $ 3,717 Income taxes paid $ 13,416 $ 9,703 $ 14,520 Non-cash investing activities: Purchase of capital assets on account $ 2,716 $ 277 $ 2,226 Common stock issued for business acquisition $ 630,636 $ — $ —

9 Key Performance Indicators and Non-GAAP Measures The primary financial performance measures we use to manage our business and monitor results of operations are revenue trends and operating income trends. Management believes that these financial performance measures are the primary drivers for our earnings and net cash from operating activities. Management evaluates its contracts and business performance by focusing on revenue, operating income, and operating margin. Operating income represents revenue less both cost of revenue and selling, general and administrative (SG&A) expenses. Cost of revenue consists of labor, subcontracting costs, materials, and an allocation of indirect costs, which includes service center transaction costs. SG&A expenses consist of indirect labor costs (including wages and salaries for executives and administrative personnel), bid and proposal expenses and other general and administrative expenses not allocated to cost of revenue. We define operating margin as operating income divided by revenue. We manage the nature and amount of costs at the program level, which forms the basis for estimating our total costs and profitability. This is consistent with our approach for managing our business, which begins with management's assessing the bidding opportunity for each contract and then managing contract profitability throughout the performance period. In addition to the key performance measures discussed above, we consider adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, adjusted operating cash flow, and organic revenue to be useful to management and investors in evaluating our operating performance, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. We provide this information to our investors in our earnings releases, presentations, and other disclosures. Adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, adjusted operating cash flow, and organic revenue, however, are not measures of financial performance under GAAP and should not be considered a substitute for operating income, operating margin, net income, and diluted earnings per share as determined in accordance with GAAP. Definitions and reconciliations of these items are provided below. • Adjusted operating income is defined as operating income, adjusted to exclude items that may include, but are not limited to significant charges or credits, and unusual and infrequent non-operating items, such as M&A, integration and related costs, LOGCAP V pre-operational legal costs, and amortization of acquired intangible assets that impact current results but are not related to our ongoing operations. • Adjusted operating margin is defined as adjusted operating income divided by revenue.

10 • Adjusted net income is defined as net income, adjusted to exclude items that may include, but are not limited to, significant charges or credits, and unusual and infrequent non-operating items, such as M&A, integration and related costs, LOGCAP V pre-operational legal costs, and amortization of acquired intangible assets and amortization of debt issuance costs that impact current results but are not related to our ongoing operations. • Adjusted diluted earnings per share is defined as adjusted net income divided by the weighted average diluted common shares outstanding. • EBITDA is defined as operating income, adjusted to exclude depreciation and amortization. • Adjusted EBITDA is defined as EBITDA, adjusted to exclude items that may include, but are not limited to, significant charges or credits and unusual and infrequent non-operating items, such as M&A, integration and related costs, LOGCAP V pre-operational legal costs that impact current results but are not related to our ongoing operations. • EBITDA margin is defined as EBITDA divided by revenue. • Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. • Adjusted operating cash flow is defined as net cash provided by (or used in) operating activities adjusted to exclude infrequent non-operating items, such as M&A payments and related costs. In this document, the Company presents certain forward-looking non-GAAP metrics. The Company does not provide outlook on a GAAP basis because the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Additionally, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on outlook done on a GAAP basis. The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company's fiscal 2023 GAAP results.

11 Non-GAAP Financial Measures ($K, except per share data) Three Months Ended December 31, 2022 M&A, Integration and Related Costs Amortization of Acquired Intangible Assets Amortization of Debt Issuance Costs Prior Years' Tax Credits and Other Three Months Ended December 31, 2022 Adjusted Revenue $ 978,167 $ — $ — $ — $ — $ 978,167 Operating income $ 31,027 $ 23,400 $ 20,046 $ — $ — $ 74,473 Operating margin 3.2% 7.6 % Interest expense, net $ (30,971) $ — $ — $ 3,902 $ — $ (27,069) (Loss) income from operations before income taxes $ 56 $ 23,400 $ 20,046 $ 3,902 $ — $ 47,404 Income tax (benefit) expense $ 10,675 $ 3,645 $ 3,472 $ 700 $ — $ 18,492 Income tax rate 19,062.5% 39.0 % Net (loss) income $ (10,619) $ 19,755 $ 16,574 $ 3,202 $ — $ 28,912 Weighted average common shares outstanding, diluted1 30,465 31,284 Diluted (loss) earnings per share $ (0.35) $ 0.63 $ 0.53 $ 0.10 $ — $ 0.92 EBITDA (Non-GAAP Measures) ($K) Three Months Ended December 31, 2022 M&A, Integration and Related Costs Amortization of Acquired Intangible Assets Amortization of Debt Issuance Costs Prior Years' Tax Credits and Other Three Months Ended December 31, 2022 Adjusted Operating Income $ 31,027 $ 23,400 $ 20,046 $ — $ — $ 74,473 Add: Depreciation and Amortization $ 24,855 $ — $ (20,046) $ — $ — $ 4,809 EBITDA $ 55,882 $ 23,400 $ — $ — $ — $ 79,282 EBITDA Margin 5.7% 8.1% 1Basic shares outstanding used to calculate GAAP EPS; Diluted shares outstanding used to calculate Adjusted EPS

12 Non-GAAP Financial Measures ($K, except per share data) Three Months Ended December 31, 2021 M&A, Integration and Related Costs Amortization of Acquired Intangible Assets Amortization of Debt Issuance Costs Prior Years' Tax Credits and Other Three Months Ended December 31, 2021 Adjusted Revenue $ 419,409 $ — $ — $ — $ — $ 419,409 Operating income $ 10,017 $ 1,039 $ 2,507 $ — $ 4 $ 13,567 Operating margin 2.4% 3.2 % Interest expense, net $ (1,845) $ — $ — $ 223 $ — $ (1,622) (Loss) income from operations before income taxes $ 8,172 $ 1,039 $ 2,507 $ 223 $ 4 $ 11,945 Income tax (benefit) expense $ 685 $ 87 $ 210 $ 19 $ — $ 1,001 Income tax rate 8.4% 8.4 % Net (loss) income $ 7,487 $ 952 $ 2,297 $ 204 $ 4 $ 10,944 Weighted average common shares outstanding, diluted 11,880 11,880 Diluted (loss) earnings per share $ 0.63 $ 0.08 $ 0.19 $ 0.02 $ — $ 0.92 EBITDA (Non-GAAP Measures) ($K) Three Months Ended December 31, 2021 M&A, Integration and Related Costs Amortization of Acquired Intangible Assets Amortization of Debt Issuance Costs Prior Years' Tax Credits and Other Three Months Ended December 31, 2021 Adjusted Operating Income $ 10,017 $ 1,039 $ 2,507 $ — $ 4 $ 13,567 Add: Depreciation and Amortization $ 4,245 $ — $ (2,507) $ — $ — $ 1,738 EBITDA $ 14,262 $ 1,039 $ — $ — $ 4 $ 15,305 EBITDA Margin 3.4% 3.6%

13 Non-GAAP Financial Measures ($K, except per share data) Twelve Months Ended December 31, 2022 M&A, Integration and Related Costs Amortization of Acquired Intangible Assets Amortization of Debt Issuance Costs Prior Years' Tax Credits and Other Twelve Months Ended December 31, 2022 Adjusted Revenue $ 2,890,860 $ — $ — $ — $ — $ 2,890,860 Operating income $ 55,771 $ 83,124 $ 48,643 $ — $ — $ 187,538 Operating margin 1.9% 6.5 % Interest expense, net $ (61,879) $ — $ — $ 7,805 $ — $ (54,074) (Loss) income from operations before income taxes $ (6,108) $ 83,124 $ 48,643 $ 7,805 $ — $ 133,464 Income tax (benefit) expense $ 8,222 $ 16,093 $ 9,417 $ 1,511 $ — $ 35,243 Income tax rate (134.6) % 26.4 % Net (loss) income $ (14,330) $ 67,031 $ 39,226 $ 6,294 $ — $ 98,221 Weighted average common shares outstanding, diluted1 20,996 21,346 Diluted (loss) earnings per share $ (0.68) $ 3.14 $ 1.84 $ 0.29 $ — $ 4.60 EBITDA (Non-GAAP Measures) ($K) Twelve Months Ended December 31, 2022 M&A, Integration and Related Costs Amortization of Acquired Intangible Assets Amortization of Debt Issuance Costs Prior Years' Tax Credits and Other Twelve Months Ended December 31, 2022 Adjusted Operating Income $ 55,771 $ 83,124 $ 48,643 $ — $ — $ 187,538 Add: Depreciation and Amortization $ 62,115 $ — $ (48,643) $ — $ — $ 13,472 EBITDA $ 117,886 $ 83,124 $ — $ — $ — $ 201,010 EBITDA Margin 4.1% 7.0% 1Basic shares outstanding used to calculate GAAP EPS; Diluted shares outstanding used to calculate Adjusted EPS

Non-GAAP Financial Measures

($K, except per share data)	Twelve Months Ended December 31, 2021	M&A, Integration and Related Costs	Amortization of Acquired Intangible Assets	Amortization of Debt Issuance Costs	Prior Years' Tax Credits and Other	Twelve Months Ended December 31, 2021 Adjusted
Revenue	$ 1,783,665	$ —	$ —	$ —	$ —	$ 1,783,665
Operating income	$ 62,020	$ 4,323	$ 10,028	$ —	$ 192	$ 76,563
Operating margin	3.5 %					4.3 %
Interest expense, net	$ (7,985)	$ —	$ —	$ 912	$ —	$ (7,073)
(Loss) income from operations before income taxes	$ 54,035	$ 4,323	$ 10,028	$ 912	$ 192	$ 69,490
Income tax (benefit) expense	$ 8,307	$ 665	$ 1,542	$ 161	$ 1,554	$ 12,229
Income tax rate	15.4 %					17.6 %
Net (loss) income	$ 45,728	$ 3,658	$ 8,486	$ 751	$ (1,362)	$ 57,261
Weighted average common shares outstanding, diluted	11,836					11,836
Diluted (loss) earnings per share	$ 3.86	$ 0.31	$ 0.72	$ 0.06	$ (0.12)	$ 4.84

EBITDA (Non-GAAP Measures)

($K)	Twelve Months Ended December 31, 2021	M&A, Integration and Related Costs	Amortization of Acquired Intangible Assets	Amortization of Debt Issuance Costs	Prior Years' Tax Credits and Other	Twelve Months Ended December 31, 2021 Adjusted
Operating Income	$ 62,020	$ 4,323	$ 10,028	$ —	$ 192	$ 76,563
Add:						
Depreciation and Amortization	$ 16,554	$ —	$ (10,028)	$ —	$ —	$ 6,526
EBITDA	$ 78,574	$ 4,323	$ —	$ —	$ 192	$ 83,089
EBITDA Margin	4.4 %					4.7 %

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15 Three Months Ended Twelve Months Ended December 31, 2022 December 31, 2022 ($M) Pro forma Pro Forma Pro forma Revenue $ 978.2 $ 3,669.6 Three Months Ended Twelve Months Ended December 31, 2021 December 31, 2021 ($M) Pro Forma Pro Forma Pro forma Revenue $ 816.3 $ 3,371.8 Pro forma Revenue $ $ 161.9 $ 297.8 Pro forma Revenue % 19.8% 8.8%

SUPPLEMENTAL INFORMATION

Revenue by client branch, contract type, contract relationship, and geographic region for the periods presented below was as follows:

Revenue by Client

	Year Ended December 31,					
(In thousands)	2022	%	2021	%	2020	%
Army	$ 1,342,406	46 %	$ 1,134,849	64 %	$ 965,558	69 %
Navy	713,732	25 %	224,407	13 %	68,748	5 %
Air Force	459,849	16 %	266,291	15 %	299,272	21%
Other	374,873	13 %	158,118	8 %	61,951	5 %
Total revenue	$ 2,890,860		$ 1,783,665		$ 1,395,529	

Revenue by Contract Type

	Year Ended December 31,					
(In thousands)	2022	%	2021	%	2020	%
Cost-plus and cost-reimbursable	$ 1,625,196	56 %	$ 1,271,167	71 %	$ 955,506	68 %
Firm-fixed-price	1,159,743	40 %	452,112	25 %	403,994	29 %
Time and material	105,921	4 %	60,386	4 %	36,029	3 %
Total revenue	$ 2,890,860		$ 1,783,665		$ 1,395,529	

Revenue by Contract Relationship

	Year Ended December 31,					
(In thousands)	2022	%	2021	%	2020	%
Prime contractor	$ 2,695,067	93 %	$ 1,663,828	93 %	$ 1,324,628	95 %
Subcontractor	195,793	7 %	119,837	7 %	70,901	5 %
Total revenue	$ 2,890,860		$ 1,783,665		$ 1,395,529	

Revenue by Geographic Region

	Year Ended December 31,					
(In thousands)	2022	%	2021	%	2020	%
Middle East	$ 1,024,674	35 %	$1,000,877	57 %	$ 902,162	65 %
United States	1,494,255	52 %	578,255	32 %	328,214	24 %
Europe	204,302	7 %	142,606	8 %	155,169	10 %
Asia	167,629	6 %	61,927	3 %	9,984	1 %
Total revenue	$ 2,890,860		$ 1,783,665		$ 1,395,529	

Source: V2X, Inc.

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